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                                                                    EXHIBIT j(1)

                              CONSENT OF COUNSEL

                           TAX-FREE INVESTMENTS CO.

        We hereby consent to the use of our name and to the reference to our firm under the caption "General Information About the Company - Legal Matters" in the Statement of Additional Information for the Cash Reserve Portfolio, which is included in Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58286) and Amendment No.
28 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2731) on Form N-1A of Tax-Free Investments Co.


                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
June 25, 1999